COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU


                            ARTICLES OF INCORPORATION
                                       OF
                         FIRST WEST CHESTER CORPORATION


                In compliance with the requirements of the Business Corporation Law, approved the fifth day of May, A.D., 1933, as amended, the undersigned, desiring to be incorporated as a business corporation, does hereby certify:

                                    Article 1
                                    ---------

                The name of the Corporation is: First West Chester Corporation

                                   Article 2
                                   ---------

                The location and post office address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is: Nine North High Street, West Chester, Pennsylvania 19380.

                                   Article 3
                                   ---------

                The Corporation is incorporated under the Business Corporation law of the Commonwealth of Pennsylvania for the following purposes: To engage in and do any lawful act concerning all lawful business for which corporations may be incorporated under the Business Corporation Law of Pennsylvania and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the Commonwealth of Pennsylvania.

                                   Article 4
                                   ---------

                The term for which the Corporation is to exist is perpetual.

                                   Article 5
                                   ---------

                The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 500,000 shares of common stock with a par value of $20.00 per share.

                                   Article 6
                                   ---------

                A. The provisions of this Article 6 shall apply to any of the following transactions (hereinafter referred to as "Business Combinations"):

                    (1) any merger or  consolidation  of the  Corporation or any subsidiary of the Corporation with or into any other corporation, person or other entity which is the owner or beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (2) any sale or lease or exchange or other  disposition  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (3) any sale or lease or exchange or other  disposition  (in one transaction or a series of related transactions) to the Corporation or any subsidiary of the Corporation of any agents having an aggregate fair market value equal to or greater than ten (10%) percent of the Corporation's consolidated stockholders' equity as of the date thereof in exchange for voting securities (or securities convertible into or exchangeable for voting securities, or options, warrants or rights to purchase voting securities or securities convertible into or exchangeable for voting securities) of the Corporation or any subsidiary of the Corporation by any other corporation, person or other entity which is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting securities of the Corporation; or

                    (4) any reclassification of securities,  recapitalization or other transactions designed to decrease the numbers of hollers of the Corporation's voting securities remaining after any other corporation, person or other entity has acquired 20% or more of the outstanding voting securities of the Corporation. A corporation, person or other entity (other than the Corporation or any subsidiary of the Corporation) which is the beneficial owner, directly or indirectly, of 20% or more of the Corporation's outstanding voting securities (taken together as a single class) is herein referred to as the "Acquiring Entity".

                B. Notwithstanding the fact that by law or by agreement with a national securities exchange or otherwise, no vote, or a lesser vote, of shareholders may be specified or required, the affirmative vote of the holders of at least seventy-five (75%) percent of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class) shall be required to approve any Business Combination or any plan or proposal for the liquidation or dissolution of the Corporation which would require or permit a distribution of any surplus remaining after payment of all debts and liabilities o the Corporation to the shareholders in accordance with their respective rights and preferences.

                C. Notwithstanding the foregoing, if three-fourths (3/4) of the entire Board of Directors (or if there is a person or persons serving on the Board other than Continuing Directors (as hereinafter defined); in which event this requirement shall be for three-fourths (3/4) of the Continuing Directors ) recommends in favor of acceptance of Business Combination or a plan of liquidation or dissolution described in paragraph B of this Article 6, the Board may waive the provisions above requiring a greater percentage of shareholder vote and the same may be effected upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class). If any provision herein requiring a 75% shareholder approval is finally judicially determined invalid, then a Business Combination or plan of liquidation or dissolution must be approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class). A "Continuing Director" shall mean a person who was a member of the Board of Directors of the Corporation elected prior to the date as of which any Acquiring Entity acquired in excess of twenty (20%) percent of the Corporation's outstanding voting securities (taken together as a single class), or a person designated (before his initial election as a director) as a Continuing Director by a majority of the then Continuing Directors.

                                   Article 7
                                   ---------

                Any amendment, alteration, change or repeal of these Articles of Incorporation or the By-Laws of the Corporation shall require the affirmative vote of the holders of at least seventy-five (75%) percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken as a single class); provided, however, that this
Article 7 shall not apply to, and such seventy-five (75%) percent vote shall not be required for, and the affirmative vote or a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class) shall be required for, any amendment, alteration, change or repeal recommended to the stockholders by three-fourths (3/4) of the entire Board of Directors (or if there is a person or persons serving on the Board other than Continuing Directors, by three-fourths (3/4) of the Continuing Directors). If any of the foregoing provisions are finally judicially determined to be invalid, then these Articles of Incorporation and the By-Laws of the Corporation may only be amended, altered, changed or repealed by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class).

                                   Article 8
                                   ---------

                The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than nine (9) nor more than twenty-five (25) members in number, as fixed from time to time by the Board of Directors of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III Directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of Directors, the term of office of each class shall be three years; provided, however, that the term of office of the initial Class I Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1985; the term of office of the initial Class II Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1986; the term of office of the initial Class III Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1987, so that, after the expiration of each such initial term, the terms of office of one class of Directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of the Directors by the shareholders of the Corporation held during and after 1984, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. A Director must be a shareholder of the Corporation. If a vacancy occurs on the Board of Directors of the Corporation after the first annual election of Directors for the class in which such Director sits, a majority of the remaining Directors shall have the exclusive power to fill the vacancy by electing a Director to hold office for the unexpired term in respect of which the vacancy occurred.

                                   Article 9
                                   ---------

                The shareholders of this Corporation shall not be permitted to cumulate their votes for the election of directors.

                                   Article 10
                                   ----------

                The Corporation shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of Section 410 of the Business Corporation Law of the Commonwealth of Pennsylvania, as amended from time to time, and the Corporation may, be action of its Board of Directors, indemnify all other persons it may indemnify under said Section 4.0 pursuant thereto.

                                   Article 11
                                   ----------

                The name and post office address of the incorporators and the number and class of shares subscribed by him is:

                                                                  Number of and
Name                           Address                           Class of Shares
----                           -------                           ---------------

David B. Harwi             3800 Centre Square West                       1
                           Philadelphia, PA  19102                    Common

                IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 7th day of March 1984.

                                                        /s/ DAVID B. HARWI(SEAL)
                                                        ------------------------
                                                            David B. Harwi

APPLICANT ACCT. NO.

DSCB:  BCL-806 (Rev. 11-72)
                              (Line for numbering)


Articles of                                 COMMONWEALTH OF PENNSYLVANIA
Amendment -                                      DEPARTMENT OF STATE
Domestic Business Corporation                    CORPORATION BUREAU

--------------------------------------------------------------------------------

         In  compliance  with the  requirements  of section 806 of the  Business
Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. ss.1806), the undersigned corporation desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         First West Chester Corporation
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         9 North High Street
--------------------------------------------------------------------------------
         (NUMBER)                                               (STREET)

         West Chester                            Pennsylvania              19380
--------------------------------------------------------------------------------
         (CITY)                                                       (ZIP CODE)

3.       The statute by or under which it was incorporated is:
         Pennsylvania Business Corporation Law,
--------------------------------------------------------------------------------
         Act of May 5, 1933, P.L. 364, as amended.
--------------------------------------------------------------------------------

4.       The date of its incorporation is: March 9, 1984
                                     -------------

5.       (Check, and if appropriate, complete one of the following):

         |_| The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:  The                          day of                        19
                    ------------------------           ------------------    ---
         Place:
                    ------------------------------------------------------------
         Kind and period of notice
                                  ----------------------------------------------

--------------------------------------------------------------------------------

         |X| The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  5
--------------------------------------------------------------------------------


         (b)      The number of shares entitled to vote was:

                  5
--------------------------------------------------------------------------------

7.       In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  5
--------------------------------------------------------------------------------

         (b)      The number of shares voted against the amendment was:

                  0
--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

                  "RESOLVED,   that  the  Articles  of   Incorporation  of  this
         Corporation be amended so that the first sentence of Article 8 shall read as follows:

                           'The  management,   control  and  government  of  the
                  Corporation shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed from time to time by the Board of Directors of the Corporation.'"

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 23rd day of
      March        , 1984.
           --------    --
                                                  FIRST WEST CHESTER CORPORATION
                                                  ------------------------------
                                                         (NAME OF CORPORATION)
Attest:

/s/ EDWARD J. COTTER                              By:    /s/ CHARLES E. SWOPE
--------------------                              ---    --------------------
      (SIGNATURE)                                            (SIGNATURE)

Edward J. Cotter, Secretary                          Charles E. Swope, President
---------------------------                          ---------------------------
(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)        (TITLE, PRESIDENT, VICE
                                                      PRESIDENT, ETC.)


(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

        A. Any necessary  copies of Form DSCB:17.2  (Consent to Appropriation of
           Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

        B. Any necessary governmental approvals shall accompany this form.

        C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

        D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

        E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

        F. BCL #807 (15 P. S. ss.1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

DSCB: BCL-806 (Rev. 8-72)-2


APPLICANT ACCT. NO.

DSCB:  BCL-806 (Rev. 11-72)   ---------------------
                              (Line for numbering)


Articles of                              COMMONWEALTH OF PENNSYLVANIA
Amendment -                                    DEPARTMENT OF STATE
Domestic Business Corporation                  CORPORATION BUREAU


--------------------------------------------------------------------------------

         In  compliance  with the  requirements  of section 806 of the  Business
Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. ss.1806), the undersigned corporation desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         First West Chester Corporation
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         9 North High Street
--------------------------------------------------------------------------------
         (NUMBER)                                                    (STREET)

         West Chester                            Pennsylvania              19380
--------------------------------------------------------------------------------
         (CITY)                                                       (ZIP CODE)

3.       The statute by or under which it was incorporated is:

         Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364,
         as amended.
--------------------------------------------------------------------------------

4.       The date of its incorporation is:

5.       (Check, and if appropriate, complete one of the following):

         |X| The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:  The      1st                 day of           April         1986
                    ------------------------        ------------------------  --

         Place:            West Chester, Pennsylvania
                    ---------------------------------------

         Kind and period of notice  Proxy  Statement dated  March 3,  1986  was mailed to shareholders on March 7, 1986
                                    --------------------------------------------



         |X| The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  300,000 shares common stock
--------------------------------------------------------------------------------

         (b)      The number of shares entitled to vote was:

                  300,000 shares common stock
--------------------------------------------------------------------------------

7.       In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:

                  241,219
--------------------------------------------------------------------------------

         (b)      The number of shares voted against the amendment was:

                  3,610
--------------------------------------------------------------------------------

9. The amendment adopted by the shareholders, set forth in full, is as follows:

                  RESOLVED,   that  the   Articles  of   Incorporation   of  the
         Corporation be amended by changing the Article thereof numbered "FIFTH" so that, as amended said Article shall be and read as follows:

                          "FIFTH.  Capitalization.  The aggregate number of
                 shares of capital stock which the corporation shall have authority to issue is Five Million (5,000,000) shares of Common Stock with a par value of One Dollar ($1.00) per share."

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed
this 1st day of   April      , 1986.
     ---       -------------     --
                                                  FIRST WEST CHESTER CORPORATION
                                                        (NAME OF CORPORATION)
Attest:

/s/ EDWARD J, COTTER                               By:      /s/ CHARLES E. SWOPE
-----------------------                                -------------------------
       (SIGNATURE)                                               (SIGNATURE)

Edward J. Cotter, Secretary                          Charles E. Swope, President
---------------------------                          ---------------------------
(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)        (TITLE, PRESIDENT, VICE
                                                      PRESIDENT, ETC.)


(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

        A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

        B.       Any necessary governmental approvals shall accompany this form.

        C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

        D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

        E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

        F. BCL #807 (15 P. S. ss.1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

DSCB: BCL-806 (Rev. 8-72)-2


APPLICANT ACCT. NO.

DSCB:  BCL-806 (Rev. 11-72)   --------------------
                              (Line for numbering)


Articles of                                 COMMONWEALTH OF PENNSYLVANIA
Amendment -                                      DEPARTMENT OF STATE
Domestic Business Corporation                    CORPORATION BUREAU


--------------------------------------------------------------------------------

         In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. ss.1806), the under signed corporation desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

         First West Chester Corporation
--------------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

         9 North High Street
--------------------------------------------------------------------------------
         (NUMBER)                                                       (STREET)

         West Chester                            Pennsylvania              19380
--------------------------------------------------------------------------------
         (CITY)                                                       (ZIP CODE)

3.       The statute by or under which it was incorporated is:

         Pennsylvania Business Corporation Law, Act of May 5, 1933, P.L. 364,
         as amended.
--------------------------------------------------------------------------------

4.       The date of its incorporation is:  3/9/84

5.       (Check, and if appropriate, complete one of the following):

         |X| The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:  The        24th              day of           March         1987
                    ------------------------        ------------------------  --

         Place:            West Chester, Pennsylvania
                ----------------------------------------------------------------

         Kind and period of notice  Proxy  Statement  dated  March 2, 1987  was mailed to shareholders on March 3, 1987.
                                   ---------------------------------------------



         |_| The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)      The total number of shares outstanding was:

                  1,200,000 shares common stock
--------------------------------------------------------------------------------

         (b)      The number of shares entitled to vote was:

                  1,200,00 shares common stock
--------------------------------------------------------------------------------

7.       In the action taken by the shareholders:

         (a)      The number of shares voted in favor of the amendment was:


--------------------------------------------------------------------------------

         (b)      The number of shares voted against the amendment was:


--------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

                  RESOLVED, that Article X of the Articles of Incorporation of the Corporation shall hereby be amended in its entirety to read as follows:

                                                                 "ARTICLE X

                  The Corporation shall indemnify the officers, directors, employees and agents of the Corporation and its subsidiaries to the extent set forth in the By-Laws of the Corporation as amended from time to time."

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 24th day of March, 1987.
     ----        -----    --

                                                  FIRST WEST CHESTER CORPORATION
                                                         (NAME OF CORPORATION)
Attest:

/s/ EDWARD J. COTTER                               By: /s/ CHARLES E. SWOPE
--------------------                               -----------------------------
      (SIGNATURE)                                              (SIGNATURE)

    Edward J. Cotter                                       Charles E. Swope
    Secretary                                              President
-------------------------------------------        -----------------------------
(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)           (TITLE, PRESIDENT, VICE
                                                         PRESIDENT, ETC.)


(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

        A. Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

        B.       Any necessary governmental approvals shall accompany this form.

        C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

        D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

        E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

        F. BCL #807 (15 P. S. ss.1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.